Exhibit 5.2

March 1, 2013

Catamaran Corporation

2441 Warrenville Road, Suite 610

Lisle, Illinois 60532

Re:	Catamaran Corporation
Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Catamaran Corporation, a corporation organized under the laws of the Yukon Territory, Canada (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of:

(i) common shares, without par value, of the Company (the “Common Shares”);

(ii) senior debt securities of the Company (the “Senior Debt Securities”), subordinated debt securities of the Company (the “Subordinated Debt Securities”) and Senior Debt Securities or Subordinated Debt Securities which may be convertible into or exchangeable for Common Shares (together with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”);

(iii) warrants to purchase Debt Securities or Common Shares (the “Warrants”);

(iv) share purchase contracts pursuant to which the holder, upon settlement, will purchase a specified number of Common Shares at a future date (“Share Purchase Contracts”); and

(v) share purchase units, consisting of a Share Purchase Contract and a Debt Security or debt obligation of another issuer securing the holder’s obligation to purchase the Common Shares under the Share Purchase Contract (the “Share Purchase Units”).

The Debt Securities, Warrants, Share Purchase Contracts and Share Purchase Units are collectively referred to herein as the “Securities”.

Unless otherwise specified in the applicable prospectus supplement:

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Catamaran Corporation

March 1, 2013

(1) the Senior Debt Securities will be issued under an indenture substantially in the form of Exhibit 4.1 to the Registration Statement (the “Senior Indenture”) to be entered into between the Company and a trustee (the “Senior Trustee”);

(2) the Subordinated Debt Securities will be issued under an indenture substantially in the form of Exhibit 4.2 to the Registration Statement (the “Subordinated Indenture”) to be entered into between the Company and a trustee (the “Subordinated Trustee”);

(3) the Warrants will be issued under one or more warrant agreements (each a “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”);

(4) the Share Purchase Contracts will be issued under one or more share purchase contract agreements (each a “Share Purchase Contract Agreement”) to be entered into between the Company and a share purchase contract agent (the “Share Purchase Contract Agent”); and

(5) the Share Purchase Units will be issued under one or more share purchase unit agreements (each a “Share Purchase Unit Agreement”) to be entered into between the Company and a share purchase unit agent;

in each case, substantially in the form that has been or will be filed and incorporated by reference as an exhibit to the Registration Statement. We refer to the Senior Indenture, each supplemental indenture to the Senior Indenture, any series of Senior Debt Securities, the Subordinated Indenture, any supplemental indenture to the Subordinated Indenture, any series of Subordinated Debt Securities, and any Warrant Agreement, issue of Warrants, Share Purchase Contract Agreement, Share Purchase Unit Agreement and Share Purchase Unit collectively as the “Opinion Documents.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement and the exhibits thereto. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

Catamaran Corporation

March 1, 2013

1. The Senior Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) a prospectus supplement with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Senior Indenture shall have been duly authorized, executed and delivered by the Company and the Senior Trustee; (iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Senior Debt Securities and the Senior Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities as contemplated by the Senior Indenture; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities shall have been duly executed and delivered by the Company and the Senior Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Articles of Continuance of the Company, as amended to the date hereof (the “Articles of Continuance”), the Bylaws of the Company, as amended to the date hereof (the “Bylaws”), final resolutions of the board of directors of the Company (the “Board”) or a duly authorized committee thereof and the Senior Indenture; (v) the certificates, if any, evidencing the Senior Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Senior Trustee and issued, all in accordance with the Articles of Continuance, Bylaws, final resolutions of the Board or a duly authorized committee thereof, the Senior Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor; and (vi) if such Senior Debt Securities are convertible into or exchangeable for Common Shares, all necessary corporate action shall have been taken by the Company to authorize the issuance and sale of such Common Shares.

2. The Subordinated Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Subordinated Indenture shall have been duly authorized, executed and delivered by the Company and the Subordinated Trustee; (iii) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Subordinated Debt Securities and the Subordinated Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of

Catamaran Corporation

March 1, 2013

Subordinated Debt Securities as contemplated by the Subordinated Indenture; (iv) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities shall have been duly executed and delivered by the Company and the Subordinated Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Articles of Continuance, Bylaws, final resolutions of the Board or a duly authorized committee thereof and the Subordinated Indenture; (v) the certificates, if any, evidencing the Subordinated Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Subordinated Trustee and issued, all in accordance with the Articles of Continuance, Bylaws, final resolutions of the Board or a duly authorized committee thereof, the Subordinated Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor; and (vi) if such Subordinated Debt Securities are convertible into or exchangeable for Common Shares, all necessary corporate action shall have been taken by the Company to authorize the issuance and sale of such Common Shares.

3. Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) a prospectus supplement with respect to such issue of Warrants and the Common Shares or Debt Securities issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Continuance, Bylaws and the resolutions of the Board relating to the Registration Statement authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (iv) if such Warrants are exercisable for Common Shares, all necessary corporate action shall have been taken by the Company to authorize the issuance and sale of such Common Shares in accordance with the Warrants and such Warrant Agreement; (v) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 1 or 2 above, as applicable, shall have been taken; and (vi) certificates, if any, representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Catamaran Corporation

March 1, 2013

4. The Share Purchase Contracts will constitute valid and binding obligations of the Company when: (i) a prospectus supplement with respect to such Share Purchase Contracts shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) a Share Purchase Contract Agreement relating to such Share Purchase Contracts shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Share Purchase Contract Agent named in the Share Purchase Contract Agreement; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Continuance, Bylaws and the resolutions of the Board relating to the Registration Statement authorizing the execution and delivery of such Share Purchase Contracts; (iv) if such Share Purchase Contracts relate to the issuance and sale of Common Shares, all necessary corporate action shall have been taken by the Company to authorize the issuance and sale of such Common Shares in accordance with the Share Purchase Contract; and (v) certificates, if any, representing such Share Purchase Contracts shall have been duly executed, countersigned and registered in accordance with the Share Purchase Contract Agreement and shall have been duly delivered to the purchasers thereof in accordance with the Share Purchase Contract Agreement against payment of the agreed consideration therefor.

5. The Share Purchase Units will constitute valid and binding obligations of the Company when: (i) a prospectus supplement with respect to such Share Purchase Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Articles of Continuance, Bylaws and the resolutions of the Board relating to the Registration Statement authorizing the execution, delivery, issuance and sale of such Share Purchase Units; (iii) the actions described in paragraphs 1 or 2 above, as applicable, and 4 above shall have been taken; and (iv) certificates, if any, representing such Share Purchase Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

Our opinion is subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

Catamaran Corporation

March 1, 2013

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company of the applicable Opinion Documents and the issuance, sale and delivery of the Securities and the forms and terms thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (A) contravene or violate the Articles of Continuance or Bylaws, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

(iv) the Articles of Continuance and Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect; and

(v) in the case of the issue of Warrants, Share Purchase Contracts or Share Purchase Units, the terms and conditions of such Security, the underlying Security, if any, and any related Warrant Agreement, Share Purchase Contract Agreement and Share Purchase Unit Agreement will be as expressly contemplated in the prospectus supplement relating thereto.

We have further assumed that each Opinion Document will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto (other than the Company).

Catamaran Corporation

March 1, 2013

This opinion letter is limited to the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP